EXHIBIT 10.1

TopPop LLC

July 26, 2021

Thomas C. Martin

57 Horseshoe Drive

Mt. Laurel, NJ 08054

Dear Tom:

TopPop LLC, a New Jersey limited liability company (the “Company”), is pleased to offer you employment on the terms set forth below.

Position. You will serve in a full-time capacity as Chief Operating Officer & President of the Company. By signing this letter agreement (the “Agreement”), you represent and warrant to the Company that you are under no contractual commitments inconsistent with your obligations to the Company.

Salary and Benefits. You will be paid a salary at the annual rate of $250,000, payable in accordance with the Company’s standard payroll practices for salaried employees and prorated for partial years (your “Base Salary”). Base Salary may be increased each year in the discretion of the Company. Additionally, you will be eligible for vacation, holidays, sick leave, health insurance, and other employee benefits under the terms of the then existing Company policies, commensurate with other Company employees at the same level as you, and the Company shall provide you with mobile telephone/data service.

Business Expenses. Subject to the Company’s policies as in effect from time to time, you will be entitled to be reimbursed for travel and other out-of-pocket expenses, which are necessarily and actually incurred in the performance of your duties.

Term of Employment. This Agreement shall commence as of the date hereof (the “Effective Date”) and shall continue (unless terminated earlier as provided below) until the two (2) year anniversary of the Effective Date (the “Initial Term”). Upon the expiration of the Initial Term or any Renewal Term (defined below), this Agreement shall automatically renew for an additional two (2) years (each such renewal being a “Renewal Term” and all such Renewal Terms, if any, combined with the Initial Term being the “Term”), unless either party provides written notice to the other of non-renewal prior to the end of the then current Term.

Notwithstanding the above, either the Company or you may terminate your employment and this Agreement at any time for any reason or no reason, with or without Cause (defined below), by written notice. “Cause” shall mean: (v) any action or inaction that constitutes a material breach by you of any material provision of this Agreement after the Company notifies you in writing of such material breach and the Company provides you a reasonable amount of time not less than 10 days from the date of written notice to cure such material breach, which remains uncured following the cure period; (w) any substantial failure by you to perform your material duties under this Agreement after the Company notifies you in writing that you have failed or are failing to perform such duties and the Company provides you a reasonable amount of time not less than 10 days from the date of written notice to cure the deficiency, which remains uncured following the cure period; (x) engaging in fraud, willful misconduct or gross negligence; (y) engaging in dishonesty in respect of the Company or your services to it; or (z) your conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony which directly or indirectly causes the Company harm.

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Upon a termination by the Company without Cause, or your resignation for Good Reason (defined below), the Company shall continue to pay you your then Base Salary for 12 months following the termination date you (the 12-month period for which severance is due, the “Severance Period” and such amounts being the “Severance”). Severance will be paid through the Company’s normal payroll process, over the course of the Severance Period. Receipt of Severance is conditioned upon your satisfying the Release Condition (defined below). For the avoidance of doubt, if your employment with the Company is terminated for any reason other than by the Company without Cause or due to your resignation for Good Reason, you shall not be entitled to severance or any other amounts except as required by law.

“Good Reason” shall mean, without your express consent: (i) a material change in your authority, or the assignment of duties or responsibilities (other than temporarily while you are physically or mentally incapacitated or as required by applicable law) which are materially less than and inconsistent with the authority, duties and responsibilities of the other similarly- situated departments heads within the Company; (ii) your removal from the position of COO of the Company; (iii) any other action or inaction that constitutes a material breach by the Company of any material provision of this agreement. Good Reason shall not occur unless you provide the Company written notice of Good Reason and a reasonable amount of time not less than 10 days from the date of written notice to cure the deficiency, which remains uncured following the cure period.

“Release Condition” means that you have executed a general release of claims in favor of Company and its affiliates, officers, directors, and employees substantially in the form attached hereto by the date specified in such release and such release has become irrevocable by its terms; provided that in the event that the period you have to sign and/or revoke such release spans two calendar years, Company will begin paying you the Severance as soon as possible but in no event earlier than the beginning of such second calendar year.

Confidential Information. For purposes of the confidentiality, non-compete and non-solicit provisions of this Agreement, the term “Company” shall be deemed to include TopPop LLC, Iconic Brands, Inc., and all corporations, associations, companies, partnerships, firms and other enterprises which control, are controlled by or are under common control with TopPop LLC and/or Iconic Brands. You agree not to disclose to the Company or use in your work for the Company any confidential information belonging to others, including any of your former employers, or make any unauthorized use of any such information in your work for the Company. You represent that you are aware of no confidentiality, non compete or other agreement that might in any way restrict your employment by the Company that you have not provided to the Company.

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You recognize that the Company’s Confidential Information (as defined below) is extremely valuable to it and that disclosure or use of Confidential Information outside the Company could irreparably damage the Company. You therefore agree that you will not use any Confidential Information for any purpose other than to benefit the Company. In furtherance of that commitment you will disclose Confidential Information to other persons within the Company only if they have a need to know the information in order to perform their job responsibilities for the Company and will not disclose Confidential Information to any person outside the Company unless you first have obtained the express written consent of the Company’s then CEO or Board of Managers and you have secured the signature of the person outside the Company on a Company-approved confidentiality agreement. You understand and agree that your confidentiality obligations under this Agreement will continue after termination of your employment with the Company, regardless of the reason for the termination, for as long as the information is not generally known to the public.

The term “Confidential Information” means information concerning the Company that is disclosed to you or otherwise learned by you as a result of your employment by the Company and any of its subsidiaries or affiliates that is not generally known by Competitors (as defined below), including, but not limited to, such information concerning: research and development, trade secrets, sales, products, services, accounts, customers, purchasers of the Company’s products, marketing, packaging, merchandising, distribution, manufacturing, finance, technology, intellectual property (patents, design patents, trademarks, trade dress, copyrights), strategies, business structures, operations or ventures or other business affairs or plans.

The confidentiality obligations hereunder shall not apply to Confidential Information which is, or later becomes, public knowledge other than by breach of the provisions of this Agreement. The term “Competitor” means any business that is engaged in, or is imminently about to engage in, frozen ice pop manufacturing or any other business in which the Company is engaged or preparing to become engaged, or that otherwise competes with, or is preparing to compete with, the Company and in which you were involved during the last 12 months of your employment.

Non-competition and Non-solicitation. You recognize that the Company’s business is very competitive and that to protect its Confidential Information the Company expects you not to compete with it for a period of time. You therefore agree that during your employment with the Company, and for the twelve (12) months following the termination of your employment with the Company, regardless of the reason for the termination, you will not work for any Competitor or otherwise actively participate in any business of any Competitor or harm the Company’s business by using or disclosing Confidential Information. This restriction shall apply only in the geographic areas for which you had work-related responsibility during the last twelve (12) months of your employment by the Company.

You agree that for a period of twelve (12) months after termination of your employment with the Company, regardless of the reason for the termination, you will not, directly or indirectly, solicit, induce, recruit, or encourage any of the Company’s employees to terminate their employment with the Company or to perform services for any other business or encourage any customer of the Company who was a customer during the last twelve (12) months of your employment by the Company to cease doing business with Company.

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Design, Inventions and Copyright. You agree promptly to make full written disclosure to the Company and hereby assign to the Company or its designee, all of the rights, title and interest you may have or acquire in and to any and all discoveries, developments, concepts, designs, improvements, and know how, whether or not patentable, which you may solely or jointly conceive, develop or reduce to practice, during your employment with the Company which relate, directly or indirectly, to a business in which the Company is engaged or preparing to be engaged (“Inventions”). You agree to assist the Company, or its designee, at the Company’s expense, in securing and enforcing the Company’s rights in the Inventions in any and all countries.

You recognize that all works of authorship or artistic design, including, but not limited to, reports, designs, computer programs, publications, copy advertisements and other promotional materials, package design, product container design or other designs used that you prepare within the scope of your employment with the Company shall be “works made for hire” as that term is defined in the United States copyright laws and that the worldwide copyrights therein shall be the sole and exclusive property of the Company (“Copyrighted Work”). You agree promptly to make a full written disclosure to the Company of all such Copyrighted Work. If any Copyrighted Work is determined not to be a work made for hire, you irrevocably assign, as of the date of this Agreement, all your rights, including copyright, in the Copyrighted Work.

You agree that, whenever requested to do so by the Company, you will execute any applications, assignments or other instruments that the Company considers necessary to apply for and obtain and enforce copyright registrations or patents in the United States or any foreign country, or otherwise to protect the Company’s rights and interests in Inventions or Copyrighted Works. You agree that these obligations will continue after the termination of your employment with the Company with respect to Copyrighted Works and Inventions conceived, authored, made or reduced to practice during the period of your employment, and shall be binding upon your executors, administrators, or other legal representatives. If the Company is unable because of your mental or physical incapacity or for any other reason to secure your signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney in fact, to act for and in your behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by you.

Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(a)

You will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

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(b)

If you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (i) file any document containing the trade secret under seal; and (ii) do not disclose the trade secret, except pursuant to court order.

Return of Company Property. On or before your last day of employment with the Company, you shall return all Company property in your possession or custody. You understand that this obligation requires, among other things, that you not retain any copies of any correspondence, memoranda, reports, notebooks, drawings, photographs, lists, notes or other documents, including electronic information, relating in any way to the business of the Company that were entrusted to you or obtained by you during your employment with the Company.

Taxes. All forms of compensation referred to in this Agreement are subject to reduction to reflect applicable withholding and payroll taxes.

Section 409A. You and the Company intend that this Agreement and the benefits provided hereunder be exempt from the requirements of Internal Revenue Code Section 409A (“Code Section 409A”) to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4) or otherwise. To the extent Code Section 409A is applicable to this Agreement, the parties intend that this Agreement comply with the deferral, payout and other limitations and restrictions imposed under 409A. Notwithstanding any other provision of this Agreement to the contrary, this Agreement will be interpreted and administered in a manner consistent with such intentions. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on you by Section 409A or damages for failing to comply with Section 409A. By way of clarification, the date of termination of your employment under this Agreement does not occur until the date of your “separation from service,” within the meaning of Code Section 409A(a)(2)(A)(i). Each payment made under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A. To the extent that any reimbursements or in-kind benefits are nonqualified deferred compensation under 409A: (a) The Company shall make the reimbursement by the earlier of the date otherwise provided under this Agreement, and the last day of the your taxable year following the taxable year in which you incurred the expense; (b) the amount of expenses eligible for reimbursement, or in- kind benefits provided, during a your taxable year will not affect the expenses eligible for reimbursement, or the in-kind benefits to be provided, in any other taxable year of you; and (c) the right to reimbursement or in-kind benefits will not be subject to liquidation or exchange for another benefit. In the event that any payment or benefit made hereunder or under any compensation plan, program or arrangement of the Company would constitute payments or benefits pursuant to a non-qualified deferred compensation plan within the meaning of Section 409A and, at the time of your “separation from service” you are a “specified employee” within the meaning of Section 409A, then any such payments or benefits shall be delayed until the six-month anniversary of the date of your “separation from service.” In the event that any payment(s) from the Company to you is conditioned upon your execution and non-revocation of a general release of claims in favor of the Company, and the period you have to sign and/or revoke such release spans two calendar years, the Company will pay (or begin paying you, as applicable) such payment(s) as soon as possible but in no event earlier than the beginning of such second calendar year.

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Amendment and Governing Law. This Agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company. The terms of this Agreement and the resolution of any disputes will be governed by New Jersey law provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New Jersey.

Other. You understand and agree that if you breach this Agreement, or are about to breach this Agreement, by disclosing or using your Confidential Information, or by breaching your non-compete or non-solicitation obligations, it would be impossible adequately to compensate the Company with money damages. Accordingly, you agree that if you breach, or are about to breach, any such obligation, the Company will be entitled, in addition to any other right or remedy available, to obtain an immediate injunction; in other words, you understand that the Company may prevent you from taking any action that would result in your disclosure of Confidential Information or breaching the other provisions of this Agreement.

You hereby consent and agree to assignment by the Company of this agreement and all its rights and obligations hereunder, including, but not limited to, an assignment in connection with any merger, sale, transfer or acquisition involving the Company.

Should any provision of this agreement be invalidated or held to be unenforceable, all other provisions of this agreement that may be enforced without the invalidated or ineffective provision shall remain in full force and effect. Should any provision be found to be overly broad, it shall be limited to the extent necessary to make it enforceable and shall be enforced as so limited.

You agree that with respect to the subject matter of this agreement, this Agreement is your entire agreement with the Company and supersedes any previous oral or written communications, representations, understandings or agreements with the Company or any of its officials or representatives on the same subject matter.

[Signature page follows]

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You may indicate your agreement with these terms by signing and dating the enclosed duplicate original of this Agreement and returning them to me.

Very truly yours,

TOPPOP LLC

By:	/s/ Richard DeCicco
Name:	Richard DeCicco
Title:	Chairman

Acknowledged and agreed to:

/s/ Thomas C. Martin
Signature of Thomas C Martin
Dated: July 26, 2021

Signature Page of T. Martin Employment Agreement – TopPop LLC

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Exhibit A

RELEASE AGREEMENT

This Release Agreement (this “Release Agreement”) is dated as of July 26, 2021 and is entered into by TopPop LLC, a New Jersey limited liability company (the “Company”) and Thomas C. Martin (“you”) in connection with the termination of your employment.

  1.  General Release.

(a)

You, on behalf of yourself and your family, agents, representatives, heirs, executors, trustees, administrators, attorneys, successors and assigns (the “Releasors”), hereby irrevocably and unconditionally release, settle, cancel, acquit, discharge and acknowledge to be fully satisfied, and covenant not to sue the Company and each of its respective past and/or present parents, subsidiaries, divisions, affiliates, related companies, successors and assigns, and each of their respective predecessors, and past and/or present stockholders, partners, members, directors, managers, officers, employees, agents, attorneys or other representatives, and employee benefit plans of the Company or its affiliates, including, but not limited to, trustees and administrators of these plans, in each case, in their individual and/or representative capacities (collectively, the “Releasees”) from any and all claims, contractual or otherwise, demands, costs, rights, causes of action, charges, debts, liens, promises, obligations, complaints, losses, damages and all liability of whatever kind and nature, whether known or unknown, and hereby waive any and all rights that he, she or it may have, from the beginning of time up to and including the time of signing this Release Agreement, or that otherwise may exist or may arise in respect of your engagement or employment, or separation from engagement or employment with the Company, or is in any way connected with or related to any applicable compensatory or benefit plan, program, policy or arrangement, including, but not limited to, any claims arising under any United States federal, state or local laws or any applicable laws of any other country, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, as amended, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, as amended, the Fair Labor Standards Act, the New Jersey Law Against Discrimination, as amended, the New Jersey Conscientious Employee Protection Act, as amended, [the New York State Human Rights Law, the New York City Human Rights Laws, the New York Labor Law, the New York Aids Testing Confidentiality Act, the New York Equal Pay Law, the New York Persons With Disabilities Law, the Civil Rights Law, the New York Genetic Testing Confidentiality Law, the New York Nondiscrimination Against Genetic Disorders Law, the New York Smokers Rights Law, the New York Equal Rights Law, the New York Discrimination by Employment Agencies Law, the New York Bone Marrow Leave Law, the New York Adoptive Parents Child Care Leave Law, the New York Cancer Victim Bias Law, Article 1, Section 11 of the New York State Constitution, N.Y. Workers’ Compensation Law,] and any and all other United States federal, state or local regulations, ordinances or public policies, any common law or equity claims and any applicable laws of any other country, or claims under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and any of its affiliates and yourself, now or hereafter recognized. The Releasors release any and all rights to be indemnified by the Releasees under statute, common law, or Company policy, and any and all claims for wrongful discharge, slander and defamation, intentional tort, invasion of privacy, breach of contract, implied or otherwise, as well as all claims for counsel fees and costs. This release includes both claims that are known and those that are unknown. You represent that as of the date of your execution of this Release Agreement, you have incurred no disability or injury in relation to or as a result of your employment or engagement and assert no claim for any form of compensation for such disability, injury or job-related condition. This release shall not include any claims to enforce your rights under, or with respect to, the severance payments to be provided under your employment agreement with the Company.

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(b)

You warrant that you have not filed any complaint, charge or claim for relief against any of the Releasees with any local, state or federal court or administrative agency. The Releasors agree not to bring any action, suit or proceeding whatsoever (including the initiation of governmental proceedings or investigations of any type) against any of the Releasees hereto for any matter or circumstance concerning which the Releasors have released the Releasees under this Release Agreement. Further, the Releasors agree not to encourage any other person or suggest to any other person that he, she or it institute any legal action against the Releasees. Notwithstanding the foregoing, this Release Agreement is not intended to interfere with your right to file a charge with, or participate in or cooperate with any investigation or administrative proceeding conducted by, the Equal Employment Opportunity Commission, the New Jersey Division on Civil Rights, [the New York State Division of Human Rights, the New York City Commission on Human Rights,] or any other local, state or federal administrative agency. The Releasors hereby agree to waive the right to any relief (monetary or otherwise) in any action, suit or proceeding you may bring in violation of this Release Agreement, including any proceeding before the Equal Employment Opportunity Commission or any other similar body or in any proceeding brought by the Equal Employment Opportunity Commission or any other similar body on your behalf. Nothing in this Release Agreement prohibits or restricts you (or your attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any other federal or state regulatory authority regarding this Release Agreement or its underlying facts or circumstances or a possible securities law violation. This Release Agreement does not limit your right to receive an award for information provided to the SEC or FINRA. If you breach your obligations set forth in this Paragraph, you will pay for all costs incurred by the Releasees, including their reasonable attorneys’ fees, in defending against your claims. You shall also repay to the Company the entire amount of the severance payments you received under your employment agreement with the Company. This Paragraph does not apply to a claim under the Older Workers’ Benefit Protection Act (OWBPA) challenging the validity of the release of ADEA claims in Paragraph 1(a).

2. No Rehire. You hereby waive any right to and agree not to apply or reapply for employment or engagement with the Company and agree that the Company has no obligation, contractual or otherwise, to rehire, reemploy or recall you in the future. The existence of this Release Agreement shall be a valid, non-discriminatory basis for rejecting any such application or, in the event you obtain such employment or engagement, to terminate such employment or engagement. [To be included to the extent permitted by applicable law.]

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3. Confidentiality of Release Agreement and Non-Disparagement.

(a)

 You promise not to discuss or disclose the terms of your separation from the Company or the amount or nature of the benefits paid to you under this Release Agreement to any person other than your family members and your attorney and/or financial advisor, should one be consulted, provided that those to whom you may make such disclosure agree to keep said information confidential and not disclose it to others.

(b)

 You shall not disparage or make any statement which might adversely affect the reputation of the Releasees. For the purpose of this Paragraph, the term “disparage” shall include, without limitation, any statement accusing the aforesaid individuals or entities of acting in violation of any law or governmental regulation or of condoning any such action, or otherwise acting in an unprofessional, dishonest, disreputable, improper, incompetent or negligent manner.

4. Confidential Information and Return of Company Property.

(a)

You agree that you have had access to the Company’s confidential information, including, but not limited to all proprietary information, data, trade secrets, and know-how, including, without limitation, research, client lists, markets, marketing and other plans, and financial data, that said information is valuable to the Company, and that the unauthorized release of that information would cause serious damage to the Company. You agree that you shall not disclose any of the Company’s Confidential Information (defined in your employment agreement with the Company) or trade secrets without the Company’s written consent. All written materials, records and documents made by you or coming into your possession during your employment or engagement by the Company concerning the business or affairs of the Company and/or its Confidential Information are the sole property of the Company and you shall immediately deliver the same to the Company. You agree that you have or will immediately return any Company property in your possession, including laptop computers, calling cards, cell phones, credit cards, keys, and identification badges.

(b)

Nothing in this Release Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. You shall promptly provide written notice of any such order to an authorized officer of the Company.

(c)	Notice of Immunity under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Release Agreement:

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(i)

You will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(ii)

If you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (1) file any document containing the trade secret under seal; and (2) do not disclose the trade secret, except pursuant to court order.

5. Non-competition and Non-solicitation.

(a)

You acknowledge that, pursuant to your employment agreement with the Company, for twelve (12) months following the termination of your employment with the Company you will not work for any Competitor (defined in your employment agreement with the Company) or otherwise actively participate in any business of any Competitor or harm the Company’s business by using or disclosing Confidential Information. This restriction shall apply only in the geographic areas for which you had work-related responsibility during the last twelve (12) months of your employment by the Company.

(b)

You further acknowledge that for a period of twelve (12) months after termination of your employment with the Company you will not, directly or indirectly, solicit, induce, recruit, or encourage any of the Company’s employees to terminate their employment with the Company or to perform services for any other business or encourage any customer of the Company who was a customer during the last twelve (12) months of your employment by the Company to cease doing business with Company.

6. Acknowledgment of Obligations. You expressly acknowledge that the terms of Paragraphs 3 through 5 are integral to this Release Agreement and that if you breach any of your obligations set forth in these Paragraphs you must pay to the Company the entire amount of the severance payments you received under your employment agreement with the Company, as well as all damages incurred by the Releasees, including attorneys’ fees, resulting from your breach of these obligations.

7. Cooperation. You agree that you will cooperate with the Company (or its parents, subsidiaries, affiliates or related entities) and its legal counsel in connection with any matters in which you have been involved and/or of which you have knowledge. Such cooperation shall include, without limitation, answering questions and helping to transition your duties and assignments to other employees of the Company. In addition, you will cooperate with any current or future investigation or litigation relating to any matter with which you were involved while providing services to the Company, of which you have knowledge, or which occurred while you were providing services to the Company. Such cooperation shall include, without limitation, participating in interviews with the relevant agency and communicating with and providing information to the Company and its counsel. The Company will make good-faith efforts to provide you with reasonable notice, whenever possible, of the need for your cooperation.

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8. Neutral Reference. In response to any request for a reference regarding your employment or engagement with the Company, the Company’s response shall be limited to a statement of the dates of your employment or engagement and your position with the Company.

9. Legal Advice, Reliance. You represent and acknowledge that (a) you have been given adequate time (at least twenty-one (21) days) to consider this Release Agreement (which, by signing this Release Agreement prior to the expiration of such period, you have expressly agreed to waive) and have been advised to discuss all aspects of this Release Agreement with your private attorney; (b) you have carefully read and fully understand all the provisions of this Release Agreement; (c) you have voluntarily entered into this Release Agreement, without duress or coercion; and (d) you have not heretofore assigned or transferred or purported to assign or transfer, to any person or entity, any of the claims described in Section 1(a), any portion thereof or any interest therein. You understand that if you request additional time to review the terms of this Release Agreement, a reasonable extension of time will be granted.

10. Miscellaneous.

(a)

No Violation of Law. You agree and acknowledge that this Release Agreement is not and shall not be construed to be an admission by the Company of any violation of any United States federal, state or local statue, ordinance or regulation, or any applicable laws of any other country, or of any duty owed by the Company to you.

(b)

Third Party Beneficiaries. All Releasees under this Release Agreement who are not signatories to this Release Agreement shall be deemed to be third party beneficiaries of this Release Agreement to the same extent as if they were signatories hereto.

(c)

Governing Law; Severability. This Release Agreement will be governed by the laws of the State of New Jersey, without regard to its conflict of laws rules. In the event that any one or more of the provisions of this Release Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

(d)

Entire Agreement. This is the entire agreement between you and the Company regarding the termination of your engagement or employment. All writings and agreements between you and the Company or any of the Company’s affiliates, including any offer letter and/or employment agreement which you may or may not have executed, are hereby terminated. You acknowledge that neither the Company nor any of the Releasees have made any promises to you other than those contained in this Release Agreement.

(e)

Waiver. No breach of any provision(s) of this Release Agreement may be waived unless in writing. This Release Agreement may be amended only by a written agreement executed by the parties in interest at the time of the amendment.

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(f)

Revocation. You may revoke this Release Agreement within seven (7) days after the date on which you sign this Release Agreement. You understand that this Release Agreement is not binding or enforceable until such seven (7) day period has expired. Any such revocation must be made in a signed letter executed by you and received by the Company at the following address no later than 5:00 p.m., NY time, on the seventh day after you have executed this Release Agreement: ☐. You understand that if you revoke this Release Agreement, you will not be entitled to any severance benefits (to the extent not already paid or provided) under your employment agreement with the Company.

(g)	Counterparts. This Release Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Very truly yours,
TopPop LLC

By: /s/ Richard DeCicco
Name: Richard DeCicco
Title: Chairman

ACCEPTED AND AGREED:

/s/ Thomas C. Martin
Thomas C. Martin

Dated: 07/26/2021

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